As filed with the Securities and Exchange Commission on July 22, 1994

                                             Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                            COMSAT Corporation
            (Exact name of issuer as specified in its charter)

     District of Columbia                      52-0781863
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)              identification no.)

                          6560 Rock Spring Drive
                         Bethesda, Maryland  20817
       (Address of Principal Executive Offices, including Zip Code)

                 SEVEN INDIVIDUAL STOCK OPTION AGREEMENTS
                         (Full Title of the Plan)

                             Warren Y. Zeger
                    Vice President and General Counsel
                            COMSAT Corporation
                          6560 Rock Spring Drive
                            Bethesda, MD  20817
                              (301) 214-3000
         (Name, Address and Telephone Number of Agent for Service)

                      CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------
Title of     Amount      Proposed       Proposed      Amount of
Securities   to be       Maximum        Maximum       Registration
to be        Registered  Offering Price Aggregate     Fee
Registered               per Share      Offering Price
- -----------------------------------------------------------------------------
Common Stock   6,435
(without par shares(1)   $8.76(1)       $ 56,370.60   $ 19.44(2)
 value)       23,400
             shares(3)   $19.23(3)      $449,982.00   $155.17(2)
              23,400
             shares(4)   $17.31(4)      $405,054.00   $139.67(2)
                                                      ==========
                                                Total $314.28(2)
- -----------------------------------------------------------------------------
(1) Shares of Common Stock which may be purchased upon exercise of option granted at an exercise price of $8.76 per share.
(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933.
(3) Shares of Common Stock which may be purchased upon exercise of options granted at an exercise price of $19.23 per share.
(4) Shares of Common Stock which may be purchased upon exercise of options granted at an exercise price of $17.31 per share.

                            Page 1 of 13 pages

                                 PART II
              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents which have been filed previously with the Securities and Exchange Commission (the "Commission") by COMSAT Corporation (the "Company") (Commission File No. 1-4929) pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (including Amendment No. 1 thereto filed with the SEC on April 29, 1994).

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994.

     (c) The Company's Current Reports on Form 8-K filed with the Commission on February 1, 1994, March 7, 1994, March 11, 1994, April 26, 1994, June 8, 1994, June 30,
          1994 (as amended on Form 8-K/A), July 18, 1994 (as amendend on Form 8-K/A) and July 19, 1994.

     (d)  The description of the Common Stock appearing on pages
          41 through 46 of the Company's Registration Statement
          No. 33-53437.

     All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.  Description of Securities

     The Company's Common Stock is registered under Section 12(b) of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

                            Page 2 of 13 pages

Item 6.  Indemnification of Officers and Directors

     Reference is made to the provisions of Article III of the registrant's Articles of Incorporation filed as Exhibit 4(a) hereto and the provisions of Article VIII of the registrant's By-laws filed as Exhibit 4(b) hereto.

     Section 29-304 of the District of Columbia Business Corporations Act provides a District of Columbia corporation shall have the power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

     There are in effect directors' and officers' liability insurance policies which insure the registrant's directors and officers against certain liabilities that they may incur in such capacities.

Item 7.  Exemption from Registration Claimed

     Not Applicable.


Item 8.  Exhibits

     The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

     Exhibit No.         Description of Exhibit
     -----------         ----------------------
        4(a)        Articles of Incorporation of COMSAT
                    Corporation (as amended through June 1, 1993)
                    (Incorporated by reference to Exhibit 4(a) to Registrant's Registration Statement on Form
                    S-3, Commission File No. 33-51661).

        4(b) By-laws of COMSAT Corporation (as amended through March 15, 1991) (Incorporated by reference to Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

                            Page 3 of 13 pages

        5(a) In reliance upon the provisions of Form S-8, an opinion of counsel as to the legality of the securities being registered is not required because such securities are not original issuance securities.

        5(b)        Not applicable.

        23          Consent of Deloitte & Touche.

        24          Powers of Attorney.


Item 9.  Undertakings (numbered as in Item 512 of Regulation S-K)

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


       (i)  To include any prospectus required by section
            10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            Page 4 of 13 pages

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            Page 5 of 13 pages

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on July 22, 1994.


                                   COMSAT Corporation
                                      (Registrant)



Date: July 22, 1994      By  /s/ Warren Y. Zeger
                           -------------------------------------
                           Warren Y. Zeger
                           Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons by power of attorney in the capacities and on the date indicated.


                         (1)  Principal executive officer


Date:  July 22, 1994              /s/ Bruce L. Crockett*
                              ----------------------------------
                              (Bruce L. Crockett, President
                               and Chief Executive Officer)


                         (2)  Principal financial officer


Date:  July 22, 1994              /s/ C. Thomas Faulders, III*
                              ----------------------------------
                              (C. Thomas Faulders, III, Vice
                               President and Chief Financial
                               Officer)


                         (3)  Principal accounting officer


Date:  July 22, 1994              /s/ Allen E. Flower*
                              ----------------------------------
                              (Allen E. Flower, Controller)

                            Page 6 of 13 pages

                         (4)  Board of Directors


Date:  July 22, 1994              /s/ Lucy Wilson Benson*
                              ----------------------------------
                              (Lucy Wilson Benson, Director)



Date:  July 22, 1994              /s/ Rudy Boschwitz*
                              ----------------------------------
                              (Rudy Boschwitz, Director)



Date:  July 22, 1994              /s/ Edwin I. Colodny*
                              ----------------------------------
                              (Edwin I. Colodny, Director)



Date:  July 22, 1994              /s/ Bruce L. Crockett*
                              ----------------------------------
                              (Bruce L. Crockett, Director)



Date:  July 22, 1994              /s/ Frederick B. Dent*
                              ----------------------------------
                              (Frederick B. Dent, Director)



Date:  July 22, 1994              /s/ James B. Edwards*
                              ----------------------------------
                              (James B. Edwards, Director)



Date:  July 22, 1994              /s/ Neal B. Freeman*
                              ----------------------------------
                              (Neal B. Freeman, Director)



Date:  July 22, 1994              /s/ Barry M. Goldwater*
                              ----------------------------------
                              (Barry M. Goldwater, Director)



Date:  July 22, 1994              /s/ Arthur Hauspurg*
                              ----------------------------------
                              (Arthur Hauspurg, Director)



Date:  July 22, 1994              /s/ Melvin R. Laird*
                              ----------------------------------
                              (Melvin R. Laird, Chairman of the
                              Board and Director)

                            Page 7 of 13 pages

Date:  July 22, 1994              /s/ Peter W. Likins*
                              ----------------------------------
                              (Peter W. Likins, Director)



Date:  July 22, 1994              /s/ Howard M. Love*
                              ----------------------------------
                              (Howard M. Love, Director)



Date:  July 22, 1994              /s/ Robert G. Schwartz*
                              ----------------------------------
                              (Robert G. Schwartz, Director)



Date:  July 22, 1994              /s/ C. J. Silas*
                              ----------------------------------
                              (C. J. Silas, Director)



Date:  July 22, 1994              /s/ Dolores D. Wharton*
                              ----------------------------------
                              (Dolores D. Wharton, Director)


*  By: /s/ Warren Y. Zeger
      ---------------------------------
      Warren Y. Zeger, Attorney-in-fact

                            Page 8 of 13 pages

                               EXHIBIT INDEX


                                                      Sequential
Exhibit No.            Description                    Page Number
- ----------             -----------                    -----------
   4(a)           Articles of Incorporation of
                  COMSAT Corporation (as amended
                  through June 1, 1993)
                  (Incorporated by reference to
                  Exhibit 4(a) to Registrant's
                  Registration Statement on Form
                  S-3, Commission File No.
                  33-51661).

    4(b)          By-laws of COMSAT Corporation
                  (as amended through March 15,
                  1991) (Incorporated by
                  reference to Exhibit 3(b) to
                  Registrant's Annual Report on
                  Form 10-K for the fiscal year
                  ended December 31, 1991).

    5(a)          In reliance upon the
                  provisions of Form S-8, an
                  opinion of counsel as to the
                  legality of the securities
                  being registered is not
                  required because such
                  securities are not original
                  issuance securities.

   5(b)           Not applicable.

   23             Consent of Deloitte & Touche.       10

   24             Powers of Attorney.                 11

                            Page 9 of 13 pages

                                                              Exhibit 23





                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of COMSAT Corporation on Form S-8 of our reports dated February 16, 1994, relating to the consolidated financial statements of COMSAT Corporation, appearing in the Annual Report on Form 10-K, as amended on Form 10-K/A for the year ended December 31, 1993, and our report dated June 24, 1994 relating to the supplemental consolidated financial statements of COMSAT Corporation, appearing in the Form 8-K current report of COMSAT Corporation dated June 29, 1994, as amended on Form 8-K/A, which aforementioned reports include explanatory paragraphs referring to the changes in the Corporation's method of accounting for postretirement health and life insurance benefits and in its method of accounting for income taxes, and our report dated August 20, 1993, relating to the consolidated financial statements of Radiation Systems, Inc., appearing in the Annual Report on Form 10-K of Radiation Systems, Inc., as amended by Amendment No. 3 on Form 10-K/A for the year ended June 30, 1993.


Deloitte & Touche



Washington, D.C.
July 22, 1994

                            Page 10 of 13 pages

                                                       Exhibit 24



                            COMSAT CORPORATION

                            POWERS OF ATTORNEY


     Each of the undersigned hereby appoints Bruce L. Crockett, President and Chief Executive Officer, C. Thomas Faulders, III, Vice President and Chief Financial Officer, Warren Y. Zeger, Vice President and General Counsel, and Robert N. Davis, Jr., Assistant General Counsel, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) a Registration Statement on Form S-8 relating to the registration of 53,235 shares of the Corporation's Common Stock for issuance pursuant to certain stock options held by former directors of Radiation Systems, Inc., and any and all amendments to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

                              (1)  Principal executive officer



Date:  July 15, 1994                 /s/ Bruce L. Crockett
                                   -----------------------------
                                   (Bruce L. Crockett, President
                                    and Chief Executive Officer)



                              (2)  Principal financial officer



Date:  July 15, 1994                 /s/ C. Thomas Faulders, III
                                   -----------------------------
                                   (C. Thomas Faulders, III
                                    Vice President and Chief
                                    Financial Officer)



                              (3)  Principal accounting officer



Date:  July 15, 1994                 /s/ Allen E. Flower
                                   -----------------------------
                                   (Allen E. Flower, Controller)

                            Page 11 of 13 pages

                              (4)  Board of Directors



Date:  July 15, 1994                 /s/ Lucy Wilson Benson
                                   -----------------------------
                                   (Lucy Wilson Benson, Director)



Date:  July 15, 1994                 /s/ Rudy Boschwitz
                                   -----------------------------
                                   (Rudy Boschwitz, Director)



Date:  July 15, 1994                 /s/ Edwin I. Colodny
                                   -----------------------------
                                   (Edwin I. Colodny, Director)



Date:  July 15, 1994                 /s/ Bruce L. Crockett
                                   -----------------------------
                                   (Bruce L. Crockett, Director)



Date:  July 15, 1994                 /s/ Frederick B. Dent
                                   -----------------------------
                                   (Frederick B. Dent, Director)



Date:  July 15, 1994                 /s/ James B. Edwards
                                   -----------------------------
                                   (James B. Edwards, Director)



Date:  July 15, 1994                 /s/ Neal B. Freeman
                                   -----------------------------
                                   (Neal B. Freeman, Director)



Date:  July 15, 1994                 /s/ Barry M. Goldwater
                                   -----------------------------
                                   (Barry M. Goldwater, Director)



Date:  July 15, 1994                 /s/ Arthur Hauspurg
                                   -----------------------------
                                   (Arthur Hauspurg, Director)

                            Page 12 of 13 pages

Date:  July 15, 1994                 /s/ Melvin R. Laird
                                   -----------------------------
                                   (Melvin R. Laird, Chairman of
                                    the Board and Director)



Date:  July 15, 1994                 /s/ Peter W. Likins
                                   -----------------------------
                                   (Peter W. Likins, Director)



Date:  July 15, 1994                 /s/ Howard M. Love
                                   -----------------------------
                                   (Howard M. Love, Director)



Date:  July 15, 1994                 /s/ Robert G. Schwartz
                                   -----------------------------
                                   (Robert G. Schwartz, Director)



Date:  July 15, 1994                 /s/ C. J. Silas
                                   -----------------------------
                                   (C. J. Silas, Director)



Date:  July 15, 1994                 /s/ Dolores D. Wharton
                                   -----------------------------
                                   (Dolores D. Wharton, Director)

                            Page 13 of 13 pages